EXHIBIT 99.1

                                               Company Contact: Harry J. Cynkus
                                                        Chief Financial Officer
FOR IMMEDIATE RELEASE                                              404-888-2922
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    ROLLINS, INC. TO PRESENT AT THE BURKENROAD REPORTS INVESTMENT CONFERENCE


     Atlanta, Georgia, April 1, 2003--Rollins, Inc. (NYSE: ROL) announced today that the Company will present at Tulane University's Seventh Annual A.B. Freeman School of Business Burkenroad Reports Conference in New Orleans, LA. The Rollins investor presentation will be webcast live at 2:30 p.m. Central Standard Time on April 4, 2003 at http://www.twst.com/econf/mm/tulane2/rol.html, or go to www.rollinscorp.com and click on the events link to listen.

     In addition Rollins announced the Company will release first quarter results on April 22, 2003 after the market closes.

     About Rollins

     Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly owned subsidiary, Orkin Exterminating Company, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollinscorp.com.